Exhibit 32.2

AMERICAN FINANCIAL REALTY TRUST

SECTION 1350 CERTIFICATION

CERTIFICATION REQUIRED BY

RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934

I, James T. Ratner, Senior Vice President—Finance and Chief Financial Officer of American Financial Realty Trust, a Maryland real estate investment trust (the “Company”), hereby certify that, to my knowledge:

(1) The Company’s annual report on Form 10-K for the year ended December 31, 2003 (the “Form 10-K”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

*        *        *

/S/ JAMES T. RATNER
James T. Ratner Senior Vice President—Finance and Chief Financial Officer

Date: March 26, 2004